Exhibit 1.1

Cumberland Farms Limited

[•] Ordinary Shares

Underwriting Agreement

[•], 2026

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Jefferies LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Cumberland Farms Limited, an exempted company registered by way of continuation under the laws of the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] ordinary shares (the “Firm Shares”), par value of $[•] per share, of the Company (the “Ordinary Shares”) and, at the election of the Underwriters, up to [•] additional Ordinary Shares (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “Shares.”

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form F-1 (File No. 333-297227) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c) For the purposes of this Agreement, the “Applicable Time” is [•] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not , and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement, and any further amendments or supplements to the Registration Statement, as of its applicable effective date, and the Prospectus, as of its date and as of each Time of Delivery, will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company and its subsidiaries included in the Pricing Prospectus, (i) there has not been (A) any change in the issued share capital (or other equity interest) of the Company or any of its subsidiaries, (B) any change in the long-term debt of the Company or any of its subsidiaries, or (C) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital; (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or otherwise), properties, management, financial position, or results of operations of the Company or any of its subsidiaries; (iii) none of the Company or any of its subsidiaries have entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, and (iv) none of the Company or any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, which in the case of clause (i) or (iv), could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), properties, management, financial position, or results of operations of the Company and its subsidiaries, when taken as a whole, or on the performance by the Company of its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus (a “Material Adverse Effect”);

(g) The Company and its subsidiaries each have good and marketable title in ownership to, or have valid and enforceable rights to lease or otherwise use, any items of real and personal property owned or leased by them, in each case, free and clear of all liens, charges, encumbrances or restrictions, except those that (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(h) Each of the Company and its subsidiaries is duly incorporated or organized (as applicable), validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its respective jurisdiction of incorporation or organization, is duly qualified to do business and in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing (to the extent such concept exists in the relevant jurisdiction) or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries are in bankruptcy, liquidation, administration or receivership or subject to any similar proceeding;

(i) After giving effect to the offering and sale of the Shares and the application of the proceeds thereof, the capitalization of the Company will be as set forth in each of the Pricing Disclosure Package and the Prospectus under the caption “Capitalization.” The Company has an authorized share capital as set forth in the Pricing Prospectus, and all of the issued and outstanding shares of the Company (i) have been duly and validly authorized and issued and are fully paid and non-assessable (which, as a matter of Cayman Islands law, means that no further sums are required to be paid by the holders thereof in connection with the issue of such Ordinary Shares), (ii) conform, in all material respects, to the description of the Ordinary Shares contained in the Pricing Disclosure Package and the Prospectus and (iii) were not issued in violation of any preemptive or similar rights. All of the outstanding issued share capital or other equity interests of the subsidiaries of the Company (i) have been duly and validly authorized and issued, (ii) are fully paid and non-assessable (which, with respect to any subsidiary incorporated under the laws of the Cayman Islands, means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares), and (iii) are owned directly or indirectly by the Company (except, in the case of any foreign subsidiary, for directors’ qualifying shares), free and clear of all liens, charges, encumbrances, equities or claims;

(j) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable (which, as a matter of Cayman Islands law, means that no further sums are required to be paid by the holders thereof in connection with the issue of such Ordinary Shares) and will conform, in all material respects, to the description of the Ordinary Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(k) The execution, delivery and performance by the Company of all of its obligations hereunder, the issuance and sale of the Shares and performance by the Company of its obligations hereunder and the consummation of the transactions contemplated by this Agreement and the Pricing Disclosure Package and the Prospectus do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a breach or default or a Repayment Event (as defined below) under (or an event that with notice or passage of time or both would constitute default under), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or pursuant to, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) conflict with or result in any violation of the provisions of the memorandum and articles of association, the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries; or (iii) conflict with or result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in each of clauses (i) and (iii) above, for such exceptions as would not, individually or in the aggregate have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture, other evidence of indebtedness or any issued share capital or other equity interests (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness or issued share capital or other equity interests by the Company or any of its subsidiaries;

(l) Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum and articles of association, charter, constitution or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement, deed or instrument to which the Company, or any of its subsidiaries is a party or by which the Company, or any of its subsidiaries are bound or to which any of the property or assets of the Company, or any of its subsidiaries are subject, or (iii) in violation of any license, authorization, law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, with respect to clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect;

(m) No consent, approval, authorization, order, filing, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of all of its obligations hereunder, the issuance and sale of the Shares and performance by the Company with its obligations thereunder and the consummation of the transactions contemplated by this Agreement and the Pricing Disclosure Package and the Prospectus, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Shares by the Underwriters;

(n) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital and Memorandum and Articles of Association”, insofar as they purport to constitute a summary of the terms of the Ordinary Shares, under the caption “Material Tax Considerations—Material U.S. Federal Income Tax Considerations for U.S. Holders,” insofar as they purport to constitute a summary of U.S. federal law or regulation with respect thereto, under the caption “Material Tax Considerations—Material Cayman Islands Tax Considerations,” insofar as they purport to constitute a summary of Cayman Islands law or regulation with respect thereto, under the caption “Material Tax Considerations—Material U.K. Tax Considerations,” insofar as they purport to constitute a summary of UK tax law or regulation or the current published practice of His Majesty’s Revenue & Customs in each case with respect thereto, under the caption “Material Tax Considerations—Material Dutch Withholding Tax Considerations,” insofar as they purport to constitute a summary of Netherlands law or regulation with respect thereto, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, subject (where applicable) to the assumptions expressly stated therein regarding the Company’s tax residency;

(o) There are no pending, and to the knowledge of Company, threatened or contemplated legal, governmental or regulatory investigations, actions, suits or proceedings to which the Company or any of its subsidiaries are or may be a party or to which any property of the Company or any of its subsidiaries are or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; there are no current or pending actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(p) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

(q) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(r) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(s) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) is designed to comply with the requirements of the Exchange Act applicable to it, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(t) Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(v) This Agreement has been duly authorized, executed and delivered by the Company;

(w) Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(x) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”) with jurisdiction over the Company or any of its subsidiaries, (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (at the date of this Agreement, the Donetsk People’s Republic, Luhansk People’s Republic, Crimea, Cuba, Iran and North Korea) (a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is engaged in, or has, since April 24, 2019, engaged directly, or knowingly indirectly in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures reasonably designed to promote and achieve continued compliance with Sanctions;

(z) The consolidated financial statements of the Company and the related notes thereto included in each of the Registration Statement, the Pricing Prospectus and the Prospectus present in all material respects a true and fair view of the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations, shareholders’ equity and the changes in the cash flows of the Company and its subsidiaries’ for the periods specified; such consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included in each of the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the audited financial statements or the accounting records or operating systems of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(aa) The selected historical financial data and any related footnotes thereto, set forth under the captions “Summary” and “Summary Combined Consolidated Financial and Operating Data” including the information under, “Capitalization” in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present, on the basis stated therein, the information included therein;

(bb) Except as would not, in each case individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any of its subsidiaries for current or former employees or directors of the Company or any of its subsidiaries, or with respect to which any of such entities would reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations and (ii) the Company and its subsidiaries have complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements;

(cc) No strike, slowdown, stoppage by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened which would, in each case individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Company, no strike, slowdown, stoppage by or dispute with the employees or individual independent contractors of the Company or any of its subsidiaries are imminent, contemplated or threatened which would, in each case individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(dd) Each of the Company and its subsidiaries (i) are in compliance with any and all applicable national, regional, local and other laws, rules, regulations, decisions and orders relating to the protection of human health and safety or the environment, including as relates to hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (collectively, “Environmental Permits”), (iii) to their respective knowledge, do not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, (iv) will not, to their knowledge, require material expenditures to maintain compliance with Environmental Laws or Environmental Permits and (v) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in each such case of clauses (i), (ii), (iii), (iv) or (v) above as would not, individually, or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its subsidiaries is aware of any pending investigation which might reasonably be expected to lead to a claim of liability under Environmental Laws or Environmental Permits, except any such investigation or liability as would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Registration Statement, the Pricing Prospectus and the Prospectus and consolidated financial statements of the Company, there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed;

(ee) The Company and its subsidiaries have paid all national, regional, local and any other taxes and other assessments (whether imposed directly or indirectly or through withholding) including any interest, additions to tax, or penalties applicable thereto or claimed to be due from such entities, and have timely filed all tax returns required to be filed, each through the date hereof except where (i) the amount or validity of the tax is currently being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with the applicable generally accepted accounting principles or (ii) the failure to pay such taxes or file such returns would not reasonably be expected, individually or in the aggregate, have a Material Adverse Effect; in all cases, other than as provided in the Registration Statement, the Pricing Prospectus, the Prospectus and consolidated financial statements of the Company. Other than as provided in the Registration Statement, the Pricing Prospectus, the Prospectus and the consolidated financial statements of the Company, there is no tax deficiency that has been, or that could reasonably be expected to be, asserted against the Company, or any of its subsidiaries or any of its properties or assets, except for where the failure to pay any such tax deficiencies would not, individually or in the aggregate, have a Material Adverse Effect, or where an amount of tax is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with the applicable generally accepted accounting principles;

(ff) The Company and its subsidiaries each own, possess or has the right to use pursuant to license, sublicense, agreement or other permission all patents, patent rights, inventions, copyrights, designs, trademarks, service marks, trade names, trademark registrations, service mark registrations, licenses, computer software and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, processes or procedures) (collectively, “Intellectual Property”) necessary to conduct their respective businesses, except where failure to own, possess or have the right to use would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries have received any notice of infringement or misappropriation of or conflict with, any rights of any third party with respect to Intellectual Property other than any infringement, misappropriation or violation that, individually or in the aggregate, if challenged or determined adversely to the Company or any of its subsidiaries, could not reasonably be expected to have a Material Adverse Effect;

(gg) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the knowledge of the Company and its subsidiaries (after reasonable inquiry) are free and clear of material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(hh) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(ii) The industry, statistical and market-related data included in each of the Pricing Prospectus and the Prospectus is based on or derived from sources that the Company, after making due and careful inquiry, believes to be reliable and accurate in all material respects; and all consents have been obtained from third party and independent source providers necessary for the use of the industry, statistical and market related data included in each of the Pricing Prospectus and the Prospectus;

(jj) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications (it being understood that this subsection shall not require the Company to comply with any provision of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable law);

(kk) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;

(ll) The Company and its subsidiaries each possess all licenses, certificates, permits and other authorizations (collectively, the “Permits”) issued by, and all necessary declarations or filings have been made with, all the appropriate national, regional, state, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or to conduct the respective businesses now conducted by them, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any Permit or has any reason to believe that any Permit will not be renewed in the ordinary course, except where the revocation, modification or non-renewal would not have a Material Adverse Effect;

(mm) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is, in the opinion of the Company, appropriate in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and its businesses, except where failure to have such insurance continued would not, individually or in the aggregate, result in a Material Adverse Effect;

(nn) The Company is a “foreign private issuer” as defined in Rule 405 of the Act;

(oo) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof and any other Relevant Taxing Jurisdiction (as defined below), in each case, as of the date of the Registration Statement, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holders thereof in U.S. dollars and freely transferred out of the Cayman Islands and any other Relevant Taxing Jurisdiction and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands or of any other Relevant Taxing Jurisdiction will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein or of any other Relevant Taxing Jurisdiction and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein or any other Relevant Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein or any other Relevant Taxing Jurisdiction. All payments to be made under this Agreement are not subject to any withholding or deduction for or on account of any taxes, levies, imposts, duties, or governmental charges whatsoever levied in any Relevant Taxing Jurisdiction;

(pp) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement;

(qq) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no stamp, registration, documentary, capital, issuance, transfer or other similar taxes or duties, other than New York State share transfer taxes (“Stamp Taxes”), are payable by or on behalf of the Company or the Underwriters in the Cayman Islands, the United Kingdom, the Netherlands or the United States or any other jurisdiction from or through which a payment is made by or on behalf of the Company or any political subdivision, authority, or agency in or any of the foregoing having power to tax (each, a “Relevant Taxing Jurisdiction”) in connection with (i) the creation, issuance or delivery by the Company of the Shares, (ii) the purchase by the Underwriters of the Shares in the manner contemplated by this Agreement, (iii) the initial resale and delivery by the Underwriters of the Shares in the manner contemplated by this Agreement and the Prospectus, (iv) the execution, delivery and performance of this Agreement, or (v) the consummation of the transactions contemplated by this Agreement, provided that this Agreement may be subject to Cayman Islands stamp duty if they are executed in or brought into the Cayman Islands;

(rr) Subject to the qualifications, limitations and assumptions set forth in the Prospectus, the Company does not expect to be a “passive foreign investment company” as defined in Section 1297 of the Code for its taxable year ending December 31, 2026 or in future taxable years;

(ss) The Shares are not registered in any register kept in the United Kingdom by or on behalf of the Company;

(tt) The Company intends to maintain its central management and control in the United Kingdom and expects to be treated as tax resident in the United Kingdom for United Kingdom tax purposes, and intends to remain so until each Time of Delivery;

(uu) Save as disclosed in the Prospectus, the Company is not aware of any material liability to any tax or duties (whether imposed directly or indirectly or through withholding), nor any related interest or penalties applicable thereto, which has arisen to the Company or any subsidiary as a result of the corporate reorganization by the Company and certain of its affiliates between December 2025 and March 25, 2026;

(vv) None of the Company or any of its subsidiaries, and none of their respective properties or assets, have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, executing or otherwise) under the laws of any jurisdiction in which they have been incorporated or in which any of their property or assets are held;

(ww) The Company has the power to submit, and pursuant to this Agreement has submitted, legally, validly and irrevocably, to the jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, New York; and the Company has the power to designate, appoint and empower, has designated, appointed and empowered, validly, effectively and irrevocably, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, as provided herein; although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States including any United States federal or New York state court located in the State of New York, against the Company based upon the transaction documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands;

(xx) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Cayman Islands and will be honored by the courts of Cayman Islands, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus;

(yy) The indemnification and contribution provisions set forth in Sections 9 hereof does not contravene Cayman Islands law or public policy;

(zz) The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document;

(aaa) Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208; and

(bbb) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2026 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 · (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act prior to the earlier of (i) the First Time of Delivery and (ii) the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or, to the Company’s knowledge, threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required) or to subject themselves to taxation in respect of doing business in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as reasonably practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); provided the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent they have filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”);

(e) The Company (i) shall use reasonable efforts to obtain, as soon as is practicable, a competent authority determination by mutual agreement pursuant to Article 4(4) of the convention between the Kingdom of the Netherlands and the United Kingdom of Great Britain for the avoidance of double taxation (the Treaty) that the Company shall be regarded as solely tax resident in the United Kingdom for the purposes of the Treaty, and (ii) until such determination has been made (or it becomes reasonably apparent to the Company that no such determination will be made), shall not take any action that would be materially inconsistent with the tax residency position described in the Prospectus. In addition, if a competent authority determination as to sole tax residence in the United Kingdom is made, the Company shall use reasonable efforts to agree with the Netherlands tax authorities, in advance of the payment of a dividend or similar distribution, appropriate procedures for accounting for Dutch dividend withholding tax with respect to the Company’s Dutch tax resident shareholders (if any), with a view to ensuring that Dutch dividend withholding tax will not be required to be accounted for with respect to dividends to shareholders who are not Dutch tax resident.

(f) (1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any Ordinary Shares, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing (the “Lock-Up Securities”) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC and BofA Securities, Inc.; provided; however, that the foregoing restrictions shall not apply to (i) Shares to be sold hereunder, (ii) any Ordinary Shares or any securities or other awards convertible into, exercisable for, or that represent the right to receive, Ordinary Shares granted or sold pursuant to any employee share option plans or other equity incentive plan existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (iii) grants or settlement of options, restricted stock units or other equity or equity-based awards or restricted shares to officers, directors, employees and consultants of the Company or its subsidiaries in accordance with the terms of any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the issuance by the Company of Ordinary Shares upon the exercise of such instruments (including by way of “net” or “cashless” exercise), (iv) the filing of any registration statement on Form S-8 or a successor form relating to the securities granted or to be granted pursuant to any incentive plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (v) the offer or issuance of Ordinary Shares in connection with an acquisition, joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, business property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by the Company in connection with any such acquisition, provided that the aggregate number of Ordinary Shares that the Company may offer or issue pursuant to this clause (iv) shall not exceed 5% of the total number of Ordinary Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and any recipient of Ordinary Shares pursuant to clause (v) shall enter into a written agreement substantially in the form of Annex II hereto for the remainder of the Lock-Up Period, (vi) the confidential submission of a registration statement with the Commission by the Company under the Act relating to any Lock-Up Securities, provided that, with respect to this clause (vi), (a) no public filing with the Commission or any other public announcement may be made during the Lock-Up Period in relation to such registration and (b) such registration shall not result in an offer, sale, contract to sell, pledge, option to purchase, short sale or other transfer or disposition of, directly or indirectly, any Lock-Up Securities, (vii) the facilitation of establishing a trading plan for any officers or directors of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities during the Lock-Up Period, provided that (a) no public announcement, report filing under the Exchange Act or otherwise is required of or will be voluntarily made by the Company, or any such officer or director, during the Lock-Up Period regarding the establishment of such plan and (b) no trades under such plan shall occur during the Lock-Up Period; and (viii) to the extent permitted by the Act and the Exchange Act, the confidential submission to the Commission of any registration statement(s) on Form F-3 (or any successor form) to register Ordinary Shares, preferred shares, debt securities, warrants, purchase contracts, or units, provided that (a) no public announcement of such confidential submission shall be made, (b) the Company shall provide written notice at least three business days prior to such confidential submission to Goldman Sachs & Co. LLC and BofA Securities, Inc. and (c) no such confidential submission shall become a publicly filed registration statement during the Lock-Up Period;

(2) If Goldman Sachs & Co. LLC and BofA Securities, Inc. agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(l) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver.

(g) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided that such information shall be deemed furnished if filed with EDGAR;

(h) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as practicable after the date that they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission), provided that such information shall be deemed furnished if filed with EDGAR;

(i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Nasdaq Stock Market LLC (the “Exchange”);

(k) To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Act;

(l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a); and

(m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication authorized by the Company any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriting Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act, and each Underwriting has not distributed or authorized any other person to distribute, and will not distribute or authorize any other person to distribute, any Written Testing-the-Waters Communication other than those distributed with the prior written consent or authorization of the Company.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “Blue Sky” survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares; (vi) the cost of preparing share certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) all Stamp Taxes payable in connection with the authorization and issuance of the Shares and the sale and delivery of the Shares to the Underwriters; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the amount payable by the Company for the fees and disbursements of counsel to the Underwriters described in subsections (iii) and (v) of this Section 7 shall not exceed $50,000 in the aggregate. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, (i) the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the Shares by them (for the avoidance of doubt, other than any Stamp Taxes covered under Section 9(f) hereof) and any advertising expenses connected with any offers they may make, (ii) the Company will bear all of the Company’s (but not the Underwriters’) travel and lodging expenses and the Underwriters will bear all of the Underwriters’ (but not the Company’s) travel and lodging expenses, in each case, in connection with any “roadshow” presentation to investors and (iii) notwithstanding clause (ii), the Company, on the one hand, and the Underwriters, on the other hand, shall each pay 50% of the cost of any chartered plane, chartered jet or other chartered aircraft used in connection with any “roadshow” presentation to investors.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions and negative assurance letter, dated such Time of Delivery, in each case, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Latham & Watkins LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in each case, in form and substance satisfactory to you;

(d) Walkers (Cayman) LLP, special Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e) NautaDutilh, special Netherlands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) The Company shall have delivered to you on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to you;

(h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State, or Cayman Islands authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(l) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director, and shareholder of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus in the light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the thirteenth to fifteenth paragraph under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(f) The Company will indemnify and hold harmless to the fullest extent permitted by applicable law the Underwriters against (to the extent actually paid by the Underwriters) any Stamp Taxes, including any interest and penalties with respect thereto, in any Relevant Taxing Jurisdiction in connection with (i) the creation, issuance or delivery by the Company of the Shares, (ii) the purchase by the Underwriters of the Shares in the manner contemplated by this Agreement, (iii) initial resale and delivery by the Underwriters of the Shares in the manner contemplated by this Agreement and the Prospectus, and (iv) the execution, delivery and performance of this Agreement and the other transaction documents. The Company agrees that all amounts payable hereunder shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any Relevant Taxing Jurisdiction, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received had such deduction or withholding not been required, other than any taxes that would not have been imposed but for (A) any present or former connection between the Underwriters and any Relevant Taxing Jurisdiction (other than a connection arising solely as a result of entering into, the execution and delivery of, or performance of its obligations under, this Agreement or the consummation of the transactions contemplated hereunder), or (B) a failure of an Underwriter to timely provide upon reasonable request any certification, documentation or form to the extent necessary to eliminate or reduce such withholding or deduction.

(g) All payments made by or on behalf of the Company under this Agreement shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon and if any VAT is or becomes chargeable in respect of any such payment for which the relevant supplier is required to account to a tax authority, the Company shall, subject to receipt of a valid VAT invoice (or equivalent documentation in any jurisdiction (to the extent required)), pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates). Any amount for which the Underwriters are to be reimbursed or indemnified under this Agreement will be reimbursed or indemnified together with an amount equal to any VAT (or amount in respect thereof) payable by the Underwriters in relation to the relevant cost, fee, expense or other amount to which the reimbursement or indemnification relates, save to the extent that such Underwriter (or any member of the VAT group to which they belong) is able to recover such VAT.

(h) The Company agrees to indemnify each Underwriter, each employee, officer and director of each Underwriter. and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties reasonably satisfactory to the Company to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in subsections (i), (iii), (iv) or (v) under Section 8(j)), any Shares are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof; provided that in the case of a termination pursuant to Section 10(c) hereto, the Company shall only reimburse the non-defaulting Underwriters.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC, BofA Securities, Inc. and Jefferies LLC, together, on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives: Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com); and Jefferies LLC, 520 Madison Avenue New York, New York 10022, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Legal Officer; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Corporation Service Company, with offices at 19 West 44th Street, Suite 200, New York, NY 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.

19. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

CUMBERLAND FARMS LIMITED

By:
Name:
Title:

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

BOFA SECURITIES, INC.

By:
Name:
Title:

JEFFERIES LLC

By:
Name:
Title:

On behalf of each of the Underwriters

1

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	[•]	[•]
BofA Securities, Inc.	[•]	[•]
Jefferies LLC	[•]	[•]
Barclays Capital Inc.	[•]	[•]
J.P. Morgan Securities LLC	[•]	[•]
Wells Fargo Securities, LLC	[•]	[•]
Deutsche Bank Securities Inc.	[•]	[•]
UBS Securities LLC	[•]	[•]
BNP Paribas Securities Corp.	[•]	[•]
Rabo Securities USA, Inc.	[•]	[•]
TD Securities (USA) LLC	[•]	[•]
Raymond James & Associates, Inc.	[•]	[•]
Total	[•]	[•]

1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated [•] 2026

(b)	Additional documents incorporated by reference:

None

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[•].

The number of Firm Shares purchased by the Underwriters is [•].

(d)	Written Testing-the-Waters Communications:

Investor Presentations dated April 2026 and June 2026

SCHEDULE III

Name of Officer / Director / Shareholder

ANNEX I

FORM OF PRESS RELEASE

Cumberland Farms Limited

[Date]

Cumberland Farms Limited (the “Company”) announced today that Goldman Sachs & Co. LLC and BofA Securities, Inc., joint book-running manager in the Company’s recent public sale of  ordinary shares, is [waiving] [releasing] a lock-up restriction with respect to  shares of the Company’s ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on   ,    20  , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II

FORM OF LOCK-UP AGREEMENT

Cumberland Farms Limited

Lock-Up Agreement

[•], 2026

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Jefferies LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Re:	Cumberland Farms Limited- Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Cumberland Farms Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), providing for a public offering (the “Public Offering”) of ordinary shares (the “Shares”), par value $[•] per share, of the Company (the “Ordinary Shares”) pursuant to a Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used but not defined herein have the meaning assigned to them in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any Ordinary Shares, or any options or warrants to purchase any Ordinary Shares, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares (such Ordinary Shares, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Ordinary Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities (provided that, for the avoidance of doubt, to the extent the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Lock-Up Period and undertaking preparations related thereto, including the confidential submission of a registration statement with the SEC) or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may:

(a)

Transfer, distribute, cause the distribution of or surrender (as the case may be) the undersigned’s Lock-Up Securities (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, including, without limitation to charitable organizations or educational institutions, (ii) upon death by will, testamentary document or intestate succession, (iii) if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above, (vi) if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)) of the undersigned, or to any investment fund or other entity which fund or entity is controlled or managed by or under common control with the undersigned or affiliates of the undersigned, or (B) as part of a distribution by the undersigned to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other court or regulatory agency order, (viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee, (ix) if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s Ordinary Shares acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the closing date of the Public Offering, (x) to the Company in connection with the vesting, settlement or exercise of restricted share units, options, warrants or other rights to purchase Ordinary Shares (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted share units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a share incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement, (xi) in connection with the pledge, hypothecation or other granting of a security interest in Lock-Up Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any such lending institution may transfer (or cause the transfer of) such Lock-Up Securities in connection with any foreclosure or enforcement thereunder, (xii) in connection with open market transactions, including any transactions pursuant to any plans entered into or established pursuant to clause (b) below, to generate such amount of net proceeds to the undersigned from such sales (after deducting commissions) in an aggregate amount up to the total amount of taxes or estimated taxes (as applicable) that become due as a result of the vesting, exercise and/or settlement of Company equity awards held by the undersigned and issued pursuant to a plan or arrangement described in the Prospectus that vest, are exercised and/or settle during the Lock-Up Period, provided that, for the avoidance of doubt, any Lock-Up Securities retained by the undersigned after giving effect to this provision shall be subject to the terms of this Letter Agreement, or (xiii) with the prior written consent of Goldman Sachs & Co. LLC and BofA Securities, Inc. on behalf of the Underwriters;

provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(iii), (iv), (v) and (xi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period and any required filing on Schedule 13) and (D) in the case of clauses (a)(i), (ii) (vi), (vii), (viii), (ix), (x) and (xii) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses a(i), (ii), (vi) and (vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(b)

enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made (whether by or on behalf of the undersigned, the Company or any other party) regarding, or that otherwise discloses, the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate that that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period;

(c)

transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s share capital involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of share capital if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement; and

(d)

confidentially submit a registration statement with the Commission under the Act relating to any Lock-Up Securities, provided that, with respect to this clause (d), (a) no public filing with the Commission or any other public announcement may be made during the Lock-Up Period in relation to such registration and (b) such registration shall not result in an offer, sale, contract to sell, pledge, option to purchase, short sale or other transfer or disposition of, directly or indirectly, any Lock-Up Securities.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC and BofA Securities, Inc. agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, Goldman Sachs & Co. LLC and BofA Securities, Inc. will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (or such other method approved by Goldman Sachs & Co. LLC and BofA Securities, Inc. that satisfies the requirements of FINRA Rule 5131(d)(2)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC and BofA

Securities, Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (ii) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned now has, and, except as contemplated by clauses (a) and (c) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any Ordinary Shares, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iv) [•], 2026, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

[Signature Page to Lock-Up Agreement]